                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CACHEFLOW, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                CACHEFLOW, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


Notes:

                           [LOGO OF CACHEFLOW INC.]

                               ----------------

                                CACHEFLOW INC.
                              650 Almanor Avenue
                              Sunnyvale, CA 94085

                               ----------------

                                 July 20, 2001

TO THE STOCKHOLDERS OF CACHEFLOW INC.

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of CacheFlow Inc. (the "Company"), which will be held at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085 on Wednesday, August 29th, 2001, at 10:00 a.m. Pacific Daylight Time.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Brian NeSmith
                                          Brian NeSmith
                                          President and Chief Executive
                                           Officer

                                CACHEFLOW INC.
                              650 Almanor Avenue
                          Sunnyvale, California 94085

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held August 29, 2001

                               ----------------

   The Annual Meeting of Stockholders (the "Annual Meeting") of CacheFlow Inc. (the "Company") will be held at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Wednesday, August 29th, 2001, at 10:00 a.m. Pacific Daylight Time for the following purposes:

    1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 30, 2002; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

   Only stockholders of record at the close of business on July 13, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.


                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Robert Verheecke
                                          Robert Verheecke
                                          Secretary

Sunnyvale, California
July 20, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                           [LOGO OF CACHEFLOW INC.]

                                CACHEFLOW INC.
                              650 Almanor Avenue
                          Sunnyvale, California 94085

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          To be held August 29, 2001

                               ----------------

                              GENERAL INFORMATION

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of CacheFlow Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Wednesday, August 29th, 2001, at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 20, 2001.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On July 13, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 43,403,837 shares of Common Stock outstanding. Each stockholder of record on July 13, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on July 13, 2001. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

   Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 30, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors (the "Board of Directors") and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of July 1, 2001, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The five (5) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees                     Age   Positions and Offices Held with the Company
--------                     ---   -------------------------------------------
Brian M. NeSmith............  39 President, Chief Executive Officer and Director

Marc Andreessen.............  29 Director

David W. Hanna(1)(2)........  62 Chairman of the Board and Director

Philip J. Koen(1)(2)........  49 Director

Andrew S. Rachleff(2).......  42 Director

--------
(1) Member of Compensation Committee

(2) Member of Audit Committee

   Brian M. NeSmith has served as President and Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including vice president and general manager of the VIVID group. Mr. NeSmith holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

   Marc Andreessen has served as a director of the Company since October 1999. Mr. Andreessen has served as the Chairman of Loudcloud, Inc., a software infrastructure service provider, since October 1999. From March 1999 to September 1999, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., an Internet technology and interactive services company. Mr. Andreessen co-founded Netscape Communications Corp., a provider of software and Website resources, in April 1994. From September 1994 to March 1999, when Netscape Communications Corp. was acquired by America Online, Inc., Mr. Andreessen served as a director and Executive Vice President of Products of Netscape Communications Corp. Mr. Andreessen serves on the board of directors of Loudcloud Inc. Mr. Andreessen holds a B.S. in computer science from the University of Illinois.

   David W. Hanna has served as a director of the Company since October 1996 and as Chairman of the Board of the Company since February 2001. From December 1998 to March 1999, Mr. Hanna also served as the Company's President and Chief Executive Officer. From March 1998 to March 2000, Mr. Hanna served as President and Chief Executive Officer of Sage Software, Inc., a financial software company. Mr. Hanna served as President and Chief Executive Officer of State of the Art, Inc., a financial software developer, from November 1993 until March 1998. Mr. Hanna currently serves as President of The Hanna Group, which provides operational and strategic consulting to both small, high-tech companies and to larger organizations requiring growth restoration and restructuring. In addition, Mr. Hanna serves as Chairman of Hanna Capital Management Inc., which provides financial management services to high-net-worth individuals. He is also Chief Executive Officer of Hanna Ventures, which invests in networking, communications, and Internet/intranet companies. Mr. Hanna also serves on the boards of directors of several privately held companies. Mr. Hanna holds a B.S. in business administration from the University of Arizona.

   Philip J. Koen has served as a director of the Company since June 2001. Mr. Koen currently serves as President and Chief Operating Officer of Equinix, Inc., an Internet business exchange provider. Mr. Koen joined Equinix from PointCast, Inc., an Internet company, where he served as President and Chief Executive Officer from March 1999 to June 1999. Mr. Koen served as Chief Operating Officer, Chief Financial Officer and Executive Vice President and oversaw software development, network operations, finance, information technology, legal and human resources during the period from May 1997 to March 1999. From December 1993 to May 1997, Mr. Koen was Vice President of Finance and Chief Financial Officer of Etec Systems, Inc., a semi-conductor equipment company. Mr. Koen holds a B.A. in Economics from Claremont McKenna College and an M.B.A. from the University of Virginia.

   Andrew S. Rachleff has served as a director of the Company since October 1997. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the boards of directors of Loudcloud Inc., Equinix, Inc. and several privately held companies. Mr. Rachleff holds a B.S. in economics from the University of Pennsylvania and an M.B.A. from Stanford University.

Board of Directors Meetings and Committees

   During the fiscal year ended April 30, 2001, the Board of Directors held ten (10) meetings and acted by written consent in lieu of a meeting on three
(3) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Audit Committee and the Compensation Committee.

   Audit Committee. During the fiscal year ended April 30, 2001, the Audit Committee of the Board of Directors (the "Audit Committee") held five (5) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The current members of the Audit Committee are Messrs. Hanna, Koen and Rachleff. According to the National Association of Securities Dealers, Inc. (the "NASD") Rule 4310(c)(26)(B), the Audit Committee must consist of three (3) independent directors, as defined in NASD Rule 4200(a)(15); provided, however, that NASD Rule 4310(c)(26)(B)(ii) permits the Company to approve one director who is not independent if such appointment is in the best interests of the Company and its stockholders. Because Mr. Hanna served as the Company's President and Chief Executive Officer from December 1998 to March 1999, he is not deemed to be an independent director under NASD Rule 4200(a)(15). However, the Board has appointed Mr. Hanna to serve on the Audit Committee because it believes that such appointment is in the best interests of the Company and its stockholders due to Mr. Hanna's longstanding relationship with the Company and his strong financial background.

   Compensation Committee. During the fiscal year ended April 30, 2001, the Compensation Committee of the Board of Directors (the "Compensation Committee") held two (2) meetings and acted by written consent in lieu of a meeting on twenty-two (22) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels, and administers the Company's 1999 Stock Incentive Plan and the 2000 Supplemental Stock Option Plan. The current members of the Compensation Committee are Messrs. Hanna and Koen.

Director Compensation

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

   Non-employee directors are eligible for initial option grants pursuant to the provisions of the Company's 1999 Director Option Plan. Each individual who first becomes a non-employee director after the date of the Company's initial public offering will be granted an option to purchase 25,000 shares on the date such individual joins the Board of Directors, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who will continue serving as a director thereafter will receive an additional option grant to purchase 5,000 shares of Common Stock. The option price for each option grant under the Company's 1999 Director Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial automatic grant shall become exercisable for 25% of the shares upon the optionee's completion of 12 months of service from the date of grant and as to the balance of the shares in annual installments over the three-year period thereafter; each annual automatic grant shall become exercisable in full on the first anniversary of the grant date. Directors are eligible to receive options and be issued shares of Common Stock directly under the 1999 Stock Incentive Plan and directors who are also employees of the Company are also eligible to participate in the Company's Employee Stock Purchase Plan.

   Mr. Andreessen received an option to purchase 25,000 shares of Common Stock on October 13, 1999 at an exercise price of $4.00 per share in connection with his service as a member of the Company's board of directors. The option is immediately exercisable. The shares purchasable upon exercise of this option are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in these shares. The repurchase right lapses as to 25% of the option shares on the one year anniversary of the grant date, and lapses in a series of 36 equal monthly installments thereafter. Each of Messrs. Hanna, Phillips (a former member of the Company's board of directors) and Rachleff received an option to purchase 25,000 shares of Common Stock on November 12, 1999 at an exercise price of $12.00 per share. The options are immediately exercisable. The shares purchasable upon exercise of these options are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in these shares. The repurchase right lapses in a series of 48 equal monthly installments after the grant date. Each of Messrs. Hanna, Phillips and Rachleff received an option to purchase 5,000 shares of Common Stock on August 30, 2000 at an exercise price of $105.00 per share. The option becomes exercisable in full on the first anniversary of the date of grant. Mr. Hanna received an option to purchase 85,000 shares on April 4, 2001 at an exercise price of $3.063 per share in connection with assuming the position of Chairman of the board of directors. The option becomes exercisable in twelve equal monthly installments from the date he became Chairman. Mr. Koen was granted an option to purchase 25,000 shares of Common Stock on June 12, 2001 at an exercise price of $5.75 per share in connection with his appointment as a member of the Board of Directors. Mr. Koen's grant shall become exercisable for 25% of the shares upon the Mr. Koen's completion of 12 months of service from the date of grant and as to the balance of the shares in annual installments over the three-year period thereafter.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 30, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   Ernst & Young LLP has audited the Company's financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2002.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 31, 2001, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table below and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. Shares issuable pursuant to stock options and warrants exercisable within sixty (60) days of May 31, 2001 are deemed outstanding for computing the percentage of the person holding the options and warrants but are not outstanding for purposes of computing the percentage of any other person. As a result, the percentage ownership of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                 Shares Beneficially Owned
                                                  As of May 31, 2001(1)(2)
                                                 -----------------------------
                                                  Number of      Percentage of
               Beneficial Owner                     Shares           Class
               ----------------                  --------------- -------------
Entities affiliated with
 Oak Associates Ltd. ..........................        7,647,254          17.1%
 3875 Embassy Parkway #250
 Akron, OH 44333

Brian M. NeSmith(3)............................        1,889,000           4.3

Michael Johnson(4).............................           54,166            *

Alan L. Robin(5)...............................          370,875            *

Nai-Ting Hsu...................................              911            *

Marc Andreessen(6).............................          900,593           2.1

David W. Hanna(7)..............................        1,384,085           3.2

Philip J. Koen.................................                0            *

Stuart G. Phillips(8)..........................          103,799            *

Andrew S. Rachleff(9)..........................        1,268,835           2.9

All current directors and executive officers as
 a group (9 persons)(10).......................        6,682,071          15.2

--------
  * Less than 1% of the outstanding shares of Common Stock.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have, to the Company's knowledge, sole voting and investment power with respect to all shares of Common Stock. Unless otherwise indicated, the address of each individual listed in the table is c/o CacheFlow Inc., 650 Almanor Avenue, Sunnyvale 94085.

 (2) The percentage of beneficial ownership is based on 43,378,513 shares of Common Stock outstanding as of May 31, 2001. The number of shares of Common Stock deemed outstanding for each individual shareholder includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after May 31, 2001.

 (3) Includes 164,000 shares issuable pursuant to the exercise of stock options.

 (4) Includes 54,166 shares issuable pursuant to the exercise of stock options. Mr. Johnson exercised 32,813 shares on June 25, 2001 and the remaining 21,353 shares expired on June 30, 2001 due to his cessation of employment.

 (5) Includes 225,875 shares issuable pursuant to the exercise of stock options.

 (6) Consists of 4,497 shares held by the Andreessen 1996 Charitable Remainder Trust and 896,096 shares held by the Andreessen 1996 Living Trust.

 (7) Consists of 60,416 shares issuable pursuant to the exercise of stock options owned individually by Mr. Hanna. Also includes 1,225,296 shares held by David W. Hanna Trust, 18,600 shares held by Hanna 1999 Annuity Trust, 15,262 shares held by Hanna Group Profit Sharing Plan and 64,511 shares held by Mr. Hanna's spouse. Mr. Hanna disclaims beneficial ownership of the shares held by these entities, except to the extent of his economic interest in the funds.

 (8) Includes 52,743 shares owned individually by Mr. Phillips and consists of 25,000 shares issuable pursuant to the exercise of stock options owned individually by Mr. Phillips. Also includes 23,450 shares held by U.S. Venture Partners V, L.P., 1,302 shares held by USVP V International, L.P., 730 shares held by 2180 Associates Fund V, L.P. and 574 shares held by USVP V Entrepreneur Partners, L.P. Mr. Phillips, a former director, is a general partner of Presidio Management Group V, L.L.C., which is the general partner of each of U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P. Mr. Phllips disclaims beneficial ownership of the shares held by U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P., except to the extent of his economic interest in the funds.

 (9) Includes 25,000 shares issuable pursuant to the exercise of options owned individually by Mr. Rachleff. Also includes 927,725 shares held by Benchmark Capital Partners, L.P. and 129,633 shares held by Benchmark Founders' Fund, L.P. Also includes 186,477 shares held by Andrew and Debra Rachleff Family Revocable Trust. Mr. Rachleff, one of our directors, is a managing member of Benchmark Capital Management Co., L.L.C., which is the general partner of each of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Mr. Rachleff disclaims beneficial ownership of the shares held by Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. except to the extent of his economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with Benchmark Capital include David M. Beirne, Bruce W. Dunlevie, Kevin R. Harvey, Robert C. Kagle, Andrew S. Rachleff, and Steven M. Spurlock.

(10) Includes 585,706 shares issuable pursuant to the exercise of stock options.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for transactions in the Common Stock and their Common Stock holdings for the year ended April 30, 2001 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the year ended April 30, 2001, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following Summary Compensation Table sets forth the compensation earned for the three most recent fiscal years by the Company's Chief Executive Officer and one other most highly compensated executive officer who was serving as such at the end of the fiscal year ended April 30, 2001 plus two additional former officers (collectively, the "Named Officers"), each of whose salary and bonus for the fiscal year ended April 30, 2001 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                          Summary Compensation Table

                                              Annual              Long-Term
                                           Compensation          Compensation
                                         --------------------    ------------
                                                                  Number of
                                                                  Securities
                                                                  Underlying
Name and Principal Position         Year  Salary      Bonus        Options
---------------------------         ---- --------    --------    ------------
Brian M. NeSmith .................. 2001 $225,000    $      0             0
 President and Chief Executive      2000 $175,000    $      0       200,000
  Officer and Director
                                    1999 $ 28,494(1) $      0     2,000,000

Michael J. Johnson ................ 2001 $204,850    $      0             0
 Former Vice President, Chief       2000 $137,199    $      0       490,000
  Financial Officer and
 Secretary                          1999 $      0(1) $      0             0

Alan L. Robin ..................... 2001 $200,000    $169,259(2)          0(4)
 Senior Vice President, Sales       2000 $115,385    $471,523(3)    622,000
                                    1999 $      0(1) $      0             0

Nai-Ting Hsu ...................... 2001 $148,096    $227,920(5)          0
 Former Senior Vice President,      2000 $ 98,157    $      0       420,000
  CacheFlow Ventures
                                    1999 $      0(1) $      0             0

--------
(1) Mr. NeSmith commenced employment in March 1999. Mr. Johnson and Mr. Robin commenced employment in July 1999. Mr. Hsu commenced employment in October 1999.

(2) Represents commissions.

(3) Includes commissions of $121,521.

(4) Mr. Robin was awarded 75,000 restricted shares on February 23, 2001 at a purchase price of $0.01 per share. The restricted shares will vest 50% on November 26, 2001 and 50% on February 25, 2002. The restricted shares had a value on April 30, 2001 of $410,250.

(5) Represents $127,339 in interest forgiven in connection with a promissory note due upon termination of employment plus $100,581 for a tax reimbursement associated with income realized on forgiveness of indebtedness.

   No stock option grants were made to the Named Officers for the fiscal year ended April 30, 2001. No stock appreciation rights were granted to these individuals during such year.

   The following table sets forth information concerning option exercises during the fiscal year ended April 30, 2001 and option holdings as of the end of the fiscal year ended April 30, 2001 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Securities      Value of Unexercised
                                      Value Realized   Underlying Unexercised    In-the-Money Options at
                           Shares    (Market Price at     Options at FY-End             FY-End(1)
                         Acquired on  Exercise Less   ------------------------- -------------------------
Name                      Exercise   Exercise Price)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------------- ----------- ------------- ----------- -------------
Brian M. NeSmith........         0               0      164,000       36,000            0          0

Michael J. Johnson......   140,209     $10,298,362       54,166            0     $114,189          0

Alan L. Robin...........   143,000     $10,191,105      216,500      212,500     $689,040          0

Nai-Ting Hsu............         0               0            0            0            0          0

--------
(1) Based on the fair market value of the Company's Common Stock at year-end of $5.48 per share less the exercise price payable for such shares.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

   The compensation committee of the board of directors, as plan administrator of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the officers named in the Summary Compensation Table and any other person in connection with certain changes in control of CacheFlow. In connection with the adoption of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, the Company has provided that upon a change in control of CacheFlow, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. In addition, an option or award will become fully exercisable and fully vested if the holder's employment or service is involuntarily terminated within 18 months following the change in control.

   Except for Mr. NeSmith, Mr. Johnson, and Mr. Robin, none of the officers named in the Summary Compensation Table has an employment agreement with CacheFlow, and their employment may be terminated at any time. CacheFlow entered into an agreement with Mr. NeSmith, dated February 24, 1999, pursuant to which the Company extended a loan to Mr. NeSmith. The agreement also provided for acceleration of vesting of option shares as if Mr. NeSmith remained employed for one additional year in the event of a change in control of CacheFlow.

   The Company entered into an agreement with Mr. Johnson, the Company's former Vice President and Chief Financial Officer, dated June 4, 1999, which provided for acceleration of vesting of option shares as if Mr. Johnson remained employed for one additional year in the event that he is not offered the same or similar position following a change in control of CacheFlow. Mr. Johnson is no longer employed by CacheFlow.

   CacheFlow entered into an agreement with Mr. Robin, the Company's Senior Vice President of Sales, dated July 12, 1999, which provides for payment of severance pay in the amount of six months base salary plus bonus in the event that Mr. Robin's employment is terminated without cause. The agreement also provides for acceleration of vesting of option shares as if Mr. Robin remained employed for one additional year in the event that his employment is terminated without cause; after three years of employment, vesting acceleration declines by one month for each month of service and does not apply after four years of employment. The agreement also provides for acceleration of vesting of option shares as if Mr. Robin remained employed for one additional year in the event that he is not offered the same or similar position following a change in control of CacheFlow.

   On June 3, 2000, the Company extended an offer of employment to Mr. Jaworski, the Company's Senior Vice President, Product Development, in connection with the Company's acquisition of SpringBank. Pursuant to an offer letter, the Company agreed to accelerate vesting of the Company shares received by Mr. Jaworski in exchange for his SpringBank shares. Vesting would accelerate as to all of the shares if his employment were terminated without cause and as to 25% of the shares if the Company were subject to a Change in Control or if he were to die or become disabled.

   In connection with the Company's acquisition of Entera, the Company entered into an Employment Agreement with John Scharber, the Company's Chief Technical Officer, on October 10, 2000 which provides for salary of $195,000 and the grant of an option to purchase 100,000 shares of Common Stock vesting over 12 months. In the Agreement, Mr. Scharber agreed to subject 25% of the Company shares received for his vested Entera shares to an additional six months of vesting contingent on his remaining employed with CacheFlow and agreed that he would not compete with the Company while employed or for the 12 month period following any cessation of employment from the Company. The Agreement provides for continuation of Mr. Scharber's base salary for 6 months should his employment be terminated by the Company without cause, provided he releases all claims he may then have against the Company. The Agreement also provides that should he be involuntarily terminated by the Company, die or become disabled, or resign in connection with a reduction in duties or pay or a relocation of his place of employment, he would immediately become fully vested in all of his Company shares, including stock options and restricted stock but excluding the 100,000-share option.

   The Company entered into a Separation Agreement with Nai-Ting Hsu, the Company's former Senior Vice President, CacheFlow Ventures on February 9, 2000 pursuant to which Mr. Hsu resigned his positions with the Company effective February 15, 2001 and the parties released all potential claims against each other. In consideration, Mr. Hsu received the sum of $100,581, COBRA benefits for up to 3 months, and vesting of all stock options that would have vested through May 15, 2001. In addition, the Company forgave $127,339 of interest due under a promissory note delivered by Mr. Hsu to exercise his option shares in October 1999.

   The Company entered into a Separation Agreement with Michael Johnson, the Company's former Chief Financial Officer on March 19, 2001 pursuant to which Mr. Johnson resigned his positions with the Company effective March 31, 2001 and the parties released all potential claims against each other. In consideration, Mr. Johnson received COBRA benefits for up to 2 months and vesting of all stock options that would have vested through May 30, 2001.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and has the authority to administer the Company's 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan, and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the fiscal year ended April 30, 2001, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

   General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary,
(ii) cash bonus awards and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   In preparing the performance graph for this Proxy Statement, the Company has selected the JP Morgan H&Q Technology Index. The companies included in the Company's informal survey are not necessarily those included in the JP Morgan H&Q Technology Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

   Annual Cash Bonuses. The annual pool of bonuses for executive officers is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid generally reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. No bonuses were paid to the executive officers under the corporate bonus plan for the fiscal year ended April 30, 2001. A bonus was paid to Mr. Robin in 2000 pursuant to the term of his employment agreement.

   Long-Term Incentive Compensation. During the fiscal year ended April 30, 2001, the Committee, in its discretion, made no option grants to Messrs. NeSmith, Hsu, Johnson, or Robin. Mr. Robin was awarded restricted stock during the fiscal year. Generally, a significant option grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

   Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a one to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. NeSmith, the Company's President and Chief Executive Officer, was established by the Committee in connection with his commencement of employment and was increased in 2001. No bonus was paid to Mr. NeSmith for the fiscal year ended April 30, 2001. No option grant was made to Mr. NeSmith during the fiscal year ended April 30, 2001.

   Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company's 1999 Stock Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the fiscal year ended April 30, 2002 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          COMPENSATION COMMITTEE/1/

                                          David Hanna
                                          Philip Koen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors was formed in September 1999, and the members of the Compensation Committee during the fiscal year ended April 30, 2001 were Mr. Hanna and Mr. Phillips. Mr. Phillips was not at any time an officer or employee of ours; Mr. Hanna served as the Company's President and Chief Executive Officer from December 11, 1998 to March 2, 1999. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            AUDIT COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent accountants.

   Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

   In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors' their independence.

   Audit Fees. Fees for the fiscal year ended April 30, 2001 audit and the review of Forms 10-Q were $273,000 of which all had been billed through April 30, 2001.

   Financial Information Systems Design and Implementation Fees. The Company was not billed for any financial information systems design and implementation fees rendered by Ernst & Young LLP for the fiscal year ended April 30, 2001.

--------
(1) Stuart Phillips served on the Compensation Committee up to and including June 11, 2001. During his service on the Compensation Committee, Mr. Phillips performed all Compensation Committee member duties.

   All Other Fees. Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended April 30, 2001 were $723,000.

   Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2001 filed with the Securities and Exchange Commission.

   Submitted by the Audit Committee of the Board of Directors/2/:


                                          David Hanna
                                          Philip Koen
                                          Andrew Rachleff

--------
(2) Stuart Phillips served on the Audit Committee up to and including June 11, 2001. During his service on the Audit Committee, Mr. Phillips performed all Audit Committee member duties except for review of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2001, due to the cessation of his service before such review by the Audit Committee took place.

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 19, 1999 and April 30, 2001 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market--U.S. Index") and (ii) the JP Morgan H&Q Technology Index (the "H&Q Technology Index"), over the same period. This graph assumes the investment of $100.00 on November 19, 1999 in the Company's Common Stock, the Nasdaq Stock Market--U.S. Index and the H&Q Technology Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from JP Morgan H&Q LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
          AMONG CACHEFLOW INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H&Q TECHNOLOGY INDEX


  * $100 INVESTED ON 11/19/99 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

                          11/19/99 01/31/00 04/30/00 07/31/00 10/31/00 1/31/01 04/30/01
                          -------- -------- -------- -------- -------- ------- --------
CacheFlow Inc...........  $100.00  $362.50  $309.38  $283.33  $450.00  $75.00   $22.83
Nasdaq Stock Market--
 U.S. Index.............  $100.00  $116.30  $114.01  $111.47  $ 99.56  $81.40   $62.35
JP Morgan H&Q Technology
 Index..................  $100.00  $117.67  $123.77  $116.65  $111.22  $90.92   $66.26

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   The Company loaned $999,900 to Brian M. NeSmith, the Company's President and Chief Executive Officer, on April 13, 1999, pursuant to a full-recourse promissory note that was due April 12, 2004 and bore interest at the rate of 4.99% per annum. The largest aggregate amount of indebtedness outstanding under this note during the fiscal year ended April 30, 2001 was $1,059,033. The Company also loaned $800,000 to Mr. NeSmith on August 31, 1999 to purchase a primary residence, pursuant to a promissory note that was due August 30, 2004. The largest aggregate amount of indebtedness outstanding during the fiscal year ended April 30, 2001 was $800,000. The $800,000 note was secured by Mr. NeSmith's primary residence and both promissory notes were also secured by shares of the Company's Common Stock owned by Mr. NeSmith. All principal and accrued interest under the $999,900 loan was repaid by June 26, 2000 and all principal under the $800,000 loan was repaid by July 11, 2000.

   The Company loaned $2,519,958 to Nai-Ting Hsu, the Company's former Senior Vice President, Research and Development, on October 18, 1999, pursuant to a full-recourse promissory note that was due October 18, 2004 and bore interest at the rate of 5.54% per annum. The promissory note was secured by 420,000 shares of the Company's Common Stock owned by Mr. Hsu. The largest aggregate amount of indebtedness outstanding under this note during the fiscal year ended April 30, 2001 was $2,699,344. By February 9, 2001, all principal and a portion of the accrued interest under the loan was repaid by Mr. Hsu and the remaining accrued interest was forgiven by the Company.

   On October 13, 1999, CacheFlow entered into a consulting agreement with Mr. Andreessen. Mr. Andreessen will serve as an independent contractor to the Company and will consult with the Company in areas to be agreed upon by Mr. Andreessen and Mr. NeSmith. All of the intellectual property developed by Mr. Andreessen during his consultancy will belong to CacheFlow. In connection with entering into the consulting agreement, Mr. Andreessen was granted an option to purchase 677,380 shares of Common Stock. The option has an exercise price of $4.00 per share.

   In January 2001, the Company entered into a number of agreements with LoudCloud, Inc., a company for which Mr. Andreessen, who serves on the Company's Board of Directors, is Chairman of the Board and a greater than ten percent (10%) stockholder. Pursuant to a Customer Service Agreement by and between the Company and LoudCloud, the Company will outsource the management of its Internet-based applications to LoudCloud on a one-year subscription basis for fees totaling approximately $650,000. Under a Master Agreement by and between the Company and LoudCloud, LoudCloud will purchase the Company's caching appliance products for use in its managed services operations and its customer offerings. A Technology Alliance Partner Program Agreement by and between the Company and LoudCloud provides for LoudCloud to pay a referral fee to the Company for any customer referrals made to LoudCloud by the Company.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE FISCAL YEAR ENDED APRIL 30, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CACHEFLOW INC., 650 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94085, ATTN:
INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2002 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than June 5, 2002 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the company's proxy statement for that meeting. Stockholders who intend to present a proposal at the 2002 Annual Meeting without inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to the Company no later than July 15, 2002. Such stockholder proposals should be addressed to CacheFlow Inc., 650 Almanor Avenue, Sunnyvale, California 94085, Attn: Robert Verheecke, Senior Vice President and Chief Financial Officer.

                                 OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          /s/ Robert Verheecke
                                          Robert Verheecke
                                          Secretary

Sunnyvale, California
July 20, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   EXHIBIT A

                                CACHEFLOW INC.

                            Audit Committee Charter

Purpose:

   The purpose of the Audit Committee is to assist the Board of Directors (the "Board") of CacheFlow Inc. (the "Company") in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's internal and external auditors.

Membership:

   The Audit Committee shall be comprised of at least three (3) outside members of the Board of the Company elected by the Board to serve until their successors are duly elected. Each member of the Audit Committee must be:

  .  an "independent director" (as defined below); and

  . able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the Audit Committee.

   An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

  . a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

  . a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  . a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

  . a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  . a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's
     Compensation Committee.

   In addition to the requirements above, at least one member of the Audit Committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   Notwithstanding the requirement that each member be an "independent director," the Board, under exceptional and limited circumstances, may appoint one director who is not an "independent director" to the Audit Committee if:

  . such director is not a current employee or immediate family member of a current employee of the Company;

  . such non-independent director's appointment to the Audit Committee is required by the best interests of the Company and its stockholders; and

  . the Board discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between the non-independent director and the Company; and (ii) the reasons for the Board's determination that such appointment is in the best interests of the Company and its stockholders.

Authority:

   In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee's sole discretion.

Functions:

   The Audit Committee shall:

  .  Recommend independent auditors to the Board;

  . Evaluate, and when appropriate, recommend that the Board replace the independent auditors;

  . Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors;

  . Review and discuss the results of the audit with both the independent auditors and management;

  . Review as appropriate the Company's significant accounting and reporting principles, policies and practices;

  . Review as appropriate the adequacy of management information systems, internal accounting and financial controls;

  . Review the annual financial statements before their submission to the Board for approval;

  . Provide an open avenue of communication between the independent auditors and the Board;

  . Inquire of management and the independent auditors, about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and related entities;

  . Report periodically to the Board on significant results of the foregoing activities;

  . Review the performance of professional services provided by the independent auditors, including audit and nonaudit services, and consider the possible effect of the performance of such services on the independence of the auditors;

  .  Pre-approve nonaudit services above $50,000;

  . Review the formal written statement from the Company's outside auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1;

  . Actively engage in a dialogue with the auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors;

  . Recommend to the Board actions to oversee the independence of the Company's auditors;

  . Perform such duties required to be performed by independent directors of the Company pursuant to law or the bylaws or regulations of the Nasdaq Stock Market;

  . Perform such other duties as the Board may from time to time assign to it; and

  .  Review and update this Charter periodically, as conditions dictate.

Minutes:

   Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

Meetings:

   Subject to the Company's bylaws and resolutions of the Board, the Audit Committee shall meet at least once per quarter, prior to the Company's public release of its quarterly financial statements.

Qualifications:

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditor. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company's independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                  SKU 1955-PS-01

PROXY                              CACHEFLOW INC.                          PROXY
                650 Almanor Avenue, Sunnyvale, California 94085

 This Proxy is Solicited on Behalf of the Board of Directors of CacheFlow Inc.
       for the Annual Meeting of Stockholders to be held August 29, 2001

   The undersigned holder of Common Stock, par value $.0001, of CacheFlow Inc. (the "Company") hereby appoints Brian NeSmith and Robert Verheecke, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday August 29th, 2001 at 10:00 a.m. local time, located at the headquarters of the Company at 650 Almanor Avenue, Sunnyvale, California, 94085, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

   This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS, "FOR" PROPOSAL 2.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   (Reverse)
                                CACHEFLOW INC.
[X] Please mark votes
    as in this example

1. To elect the following directors to serve for a term ending upon the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified:

        Nominees: Brian M. NeSmith, Marc Andreessen, David W. Hanna, Philip
                  J. Koen, Andrew S. Rachleff.

        FOR    WITHHELD     For all nominees, except for
                            nominees written below.
        [ ]    [ ]          [ ]

                            _______________________
                            Nominee exception(s).


2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending April 30, 2002.

                             FOR   AGAINST   ABSTAIN
                             [ ]     [ ]       [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:____________________ Signature (if held jointly):____________________

Date:____________, 2001.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Vote by Telephone

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card

2. Call the toll-free number
   1-877 PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!


Vote by Internet

It's fast, convenient, and your voice is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.

2. Go to the Website
   http://www.eproxyvote.com/cflo

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/cflo anytime!


Do not return your Proxy Card if you are voting by Telephone or Internet

                                      2